Exhibit 10.1

RESTRICTED STOCK AGREEMENT

UNDER THE IBERIABANK CORPORATION

2001 INCENTIVE COMPENSATION PLAN

THIS INCENTIVE AGREEMENT (“Agreement”) is entered into as of «Date», between IBERIABANK Corporation (“IBKC”) and «First» «Last» (the “Award Recipient”).

WHEREAS, under the IBKC 2001 Incentive Compensation Plan (the “Plan”), the Compensation Committee of the IBKC Board of Directors (the “Committee”) may, among other things, award shares of common stock of IBKC (the “Common Stock”) in the form of restricted stock (“Restricted Stock”) to a key employee or Director of IBKC or one of its subsidiaries (collectively, the “Company”);

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

1. Conditional Award of Restricted Stock

Pursuant to the terms of the Plan, the Award Recipient is hereby awarded, subject to the other terms, conditions, and restrictions contained herein, «Shares» shares of Restricted Stock.

2. Award Restrictions

2.1 The shares of Restricted Stock and the right to vote them and to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered until such time as the shares vest and the restrictions imposed thereon lapse, as provided below.

2.2 The shares of Restricted Stock issued to the Award Recipient shall become vested and nonforfeitable as to one third (33 1/3%) of the shares upon each of the three anniversaries of the annual meeting of the Company’s shareholders following the date of this award; provided that on each vesting date if a fraction of a share would vest, a whole share shall vest in lieu thereof and on the last date the number of shares that vest will be the total number of shares awarded less the total number of shares previously vested; and provided further that on the applicable vesting date the Award Recipient is in the employ of IBKC. The period during which the restrictions imposed on the shares of Restricted Stock by the Plan and this Agreement are in effect is referred to herein as the “Restricted Period.” During the Restricted Period, the Award Recipient shall be entitled to all rights of a shareholder of IBKC, including the right to vote such shares of Restricted Stock and to receive dividends thereon.

2.3 All restrictions on the Restricted Stock issued to the Award Recipient shall immediately lapse and the shares shall vest (a) if the Award Recipient dies while he is employed by the Company, (b) if the Award Recipient becomes disabled, which means any physical or mental impairment which qualifies the Award Recipient for disability benefits under the applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify such Award Recipient for disability benefits under the Federal Social Security System, (c) if the Award Recipient retires from employment with the Company on or after attaining the age of 65 or such earlier age as may be specified in applicable plans or policies of the Company, or (d) pursuant to the provisions of the Plan.

3. Stock Certificates

3.1 Certificates representing shares of Restricted Stock shall be registered in the name of the Award Recipient and deposited with IBKC, together with a stock power endorsed in blank by the Award Recipient. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it is subject to the terms and conditions (including conditions of forfeiture) contained in the IBERIABANK Corporation 2001 Incentive Compensation Plan (the “Plan”) and an agreement between the registered owner and IBERIABANK Corporation thereunder. Copies of the Plan and the agreement are on file and available for inspection at the principal office of IBERIABANK Corporation.

3.2 Upon the lapse of restrictions on any shares of Restricted Stock issued to the Award Recipient, IBKC shall cause a stock certificate without a restrictive legend representing such shares of Restricted Stock to be issued in the name of the Award Recipient or his nominee within 30 days after the end of the Restricted Period. Upon receipt of such stock certificate, the Award Recipient is free to hold or dispose of the shares of Common Stock represented by such certificate subject to applicable securities laws.

4. Dividends

Any dividends paid on the shares of Restricted Stock issued to the Award Recipient shall be paid to the Award Recipient currently.

5. Withholding Taxes

5.1 IBKC shall have the right to withhold from any payments or stock issuances under the Plan, or to collect as a condition of payment, any taxes required by law to be withheld.

5.2 Reward Recipient may, but is not required to, satisfy his or her withholding tax obligation in whole or in part by electing (the “Election”) to have IBKC withhold, from the shares he or she otherwise would receive, shares of Common Stock having a value equal to the minimum amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the “Tax Date”). Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Restricted Stock that the right to make Elections shall not apply to such Restricted Stock.

6. Additional Conditions

Anything in this Agreement to the contrary notwithstanding, if at any time IBKC further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any document) of the shares of Common Stock issued or issuable pursuant hereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock pursuant hereto, or the removal or any restrictions imposed on such shares, such shares of Common Stock shall not be issued, in whole or in part, or the restrictions thereon removed, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to IBKC.

7. No Contract of Employment Intended

Nothing in this Agreement shall confer upon the Award Recipient any right to continue in the employment of the Company or to interfere in any way with the right of the Company to terminate the Award Recipient’s employment relationship with the Company at any time.

8. Binding Effect

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

9. Inconsistent Provisions

The shares of Restricted Stock covered hereby are subject to the provisions of the Plan. If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

IBERIABANK CORPORATION

By:
A duly authorized member of the Committee

Award Recipient

Attest:

STOCK POWER

PURSUANT TO

IBERIABANK CORPORATION

2001 INCENTIVE COMPENSATION PLAN

State of Louisiana	)
	)	ss:
Parish of	)

Know all men by these presents that I,                      (name of Award Recipient), do hereby make, constitute and appoint the members of the Compensation Committee of the IBERIABANK Corporation Board of Directors, or any of the them, as appointed by such Board of Directors from time to time, for my benefit as the recipient of an award under the 2001 Incentive Compensation Plan (as evidenced by the attached Agreement dated as of             , 200  , which is incorporated herein by reference), and in my name, place and stead, my true and lawful attorney-in-fact:

To retain the stock certificates evidencing the Restricted Stock issued to me pursuant to such Agreement until the termination of the applicable Restricted Period and the lapse of restrictions under the terms of such Agreement and, for that purpose, to make, execute and deliver all assignments or other instruments of transfer deemed necessary or appropriate, to give a receipt or receipts for the same and generally to do all lawful acts necessary or appropriate to secure for me the Restricted Stock issued under such Agreement.

Dated:
Signature of Award Recipient